Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-174787 and 333-174787-01

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

SUPPLEMENT NO. 8 TO

MARKET MAKING PROSPECTUS DATED SEPTEMBER 1, 2011

THE DATE OF THIS SUPPLEMENT IS MARCH 2, 2012

On February 29, 2012, Energy Future Intermediate Holding Company LLC filed the attached Current Report on

Form 8-K with the Securities and Exchange Commission.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – February 28, 2012

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Future Intermediate Holding Company LLC

(Exact name of registrant as specified in its charter)

Delaware	1-34544	26-1191638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Indenture

On February 28, 2012, Energy Future Intermediate Holding Company LLC (“EFIH”), a wholly-owned subsidiary of Energy Future Holdings Corp. (“EFH Corp.”), and EFIH Finance Inc. (“EFIH Finance” and, collectively with EFIH, the “Issuer”), a direct, wholly-owned subsidiary of EFIH, completed an offering of $350 million in aggregate principal amount of additional 11.750% Senior Secured Second Lien Notes due 2022 (the “Additional Notes”) in a private placement conducted pursuant to the exemptions from registration contained in Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes are being offered as additional notes under the Indenture, dated as of April 25, 2011 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of February 6, 2012 (the “First Supplemental Indenture”), and the Second Supplemental Indenture, dated as of February 28, 2012 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Issuer previously issued $406 million aggregate principal amount of its 11% Senior Secured Second Lien Notes due 2021 (the “2021 Notes”) and $800 million aggregate principal amount of its 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial Notes”). The Additional Notes have identical terms, other than the issue date and issue price, will be fungible with, and constitute part of the same series as, the Initial Notes. The Additional Notes and the Initial Notes are referred to herein as the “Notes”. The Notes will mature on March 1, 2022. Interest on the Notes is payable in cash semiannually in arrears on March 1 and September 1 of each year at a fixed rate of 11.750% per annum, commencing on September 1, 2012.

The Notes are secured equally and ratably with the 2021 Notes, on a second-priority basis, by the pledge of all membership interests and other investments EFIH owns or holds in Oncor Electric Delivery Holdings Company LLC (“Oncor Holdings”) or any of Oncor Holdings’ subsidiaries (such membership interests and other investments, the “Collateral”).

The Notes are senior obligations of the Issuer and rank equally in right of payment with all senior indebtedness of the Issuer. The Notes will be effectively senior to all unsecured indebtedness of the Issuer, to the extent of the value of the Collateral, and will be effectively subordinated to indebtedness of the Issuer that is either (1) secured by a lien on the Collateral that is senior to the second-priority liens securing the Notes or (2) secured by assets of EFIH other than the Collateral, to the extent of the value of the assets securing such indebtedness. Furthermore, the Notes will be structurally subordinated to all indebtedness and other liabilities of EFIH’s subsidiaries (other than EFIH Finance), including Oncor Holdings and its subsidiaries, any of EFIH’s future foreign subsidiaries and any other unrestricted subsidiaries and senior in right of payment to any future subordinated indebtedness of the Issuer.

The Notes and the Indenture restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. These covenants are subject to a number of important additional limitations and exceptions. The Notes and the Indenture also contain customary events of default, including, among others, failure to pay principal of or interest on the Notes when due. If an event of default occurs under the Notes and the Indenture, the trustee or the holders of at least 30% in aggregate principal amount outstanding of the Notes and the 2021 Notes may declare the principal amount on the Notes and the 2021 Notes to be due and payable immediately. There will initially be no restricted subsidiaries under the Indenture (other than EFIH Finance, which has no assets). Oncor Holdings, the immediate parent of Oncor Electric Delivery Company LLC, and its subsidiaries are unrestricted subsidiaries under the Indenture and, accordingly, are not subject to any of the restrictive covenants in the Indenture.

The Issuer may redeem the Notes, in whole or in part, at any time on or after March 1, 2017, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before March 1, 2015, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes from time to time at a redemption price of 111.750% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. The Issuer may also redeem the Notes at any time prior to March 1, 2017 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium. Upon the occurrence of a change in control, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any.

2

The Additional Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities laws.

A copy of the Base Indenture was previously filed as Exhibit 4(e) to EFH Corp.’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2011 filed with the SEC on April 29, 2011, a copy of the First Supplemental Indenture was previously filed as Exhibit 4.1 to EFIH’s current report on Form 8-K filed with the SEC on February 7, 2012, and a copy of the Second Supplemental Indenture is attached hereto as Exhibit 4.1 and each is incorporated herein by reference. The above description of the Indenture is qualified in its entirety by reference to the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture.

Registration Rights Agreement

On February 28, 2012, the Issuer also entered into a registration rights agreement (the “Registration Rights Agreement”) among the Issuer and the initial purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuer has agreed to register with the United States Securities and Exchange Commission (the “SEC”) notes having substantially identical terms as the Additional Notes (except for provisions relating to transfer restrictions and payment of additional interest) as part of an offer to exchange such registered notes for the Additional Notes and to complete such exchange offer no later than 365 days after February 6, 2012. The Issuer has also agreed to file a “shelf” registration statement under certain circumstances to cover resales of the Additional Notes. If such obligations are not satisfied (a “Registration Default”), the annual interest rate on the Additional Notes will increase by 25 basis points for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Additional Notes will increase by 50 basis points over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such notes will revert to the original level.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference. The above description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Indenture and the Additional Notes set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	4.1	Second Supplemental Indenture, dated as of February 28, 2012, among the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 11.750% Senior Secured Second Lien Notes due 2022.

	4.2	Registration Rights Agreement, dated as of February 28, 2012, among the Issuer and the initial purchasers named therein.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

/s/ Stan J. Szlauderbach
Name: Stan J. Szlauderbach
Title: Senior Vice President & Controller

Dated: February 28, 2012

4

Exhibit 4.1

EXECUTION COPY

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of February 28, 2012, among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as Trustee.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), providing for the issuance of $406,392,000 in aggregate principal amount of 11% Senior Secured Second Lien Notes due 2021 (the “Initial 2021 Second Lien Notes”) and a First Supplemental Indenture, dated as of February 6, 2012 (the “First Supplemental Indenture” and, together with the Existing Indenture, the “Indenture”), providing for the issuance of $800,000,000 in aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 (the “Initial 2022 Second Lien Notes”);

WHEREAS, on February 6, 2012, the Issuer issued and sold the Initial 2022 Second Lien Notes;

WHEREAS, Section 2.01(d) of the Indenture provides for the issuance from time to time of Additional 2022 Second Lien Notes by the Issuer;

WHEREAS, the Issuer desires to issue $350,000,000 aggregate principal amount of Additional 2022 Second Lien Notes on the date hereof (the “New Additional Notes”);

WHEREAS, the New Additional Notes shall be consolidated with, and form a single series and be fully fungible with, the Initial 2022 Second Lien Notes and, along with the Initial 2022 Second Lien Notes, will form a separate series of Notes but be treated as a single class with the Initial 2021 Second Lien Notes;

WHEREAS, Section 9.01(9) of the Indenture provides that the Issuer and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide for the issuance of Additional 2022 Second Lien Notes that constitute Required Debt in accordance with the Indenture so long as such Additional 2022 Second Lien Notes are issued in compliance with the provisions of the Indenture;

WHEREAS, the New Additional Notes shall be issued in compliance with the Indenture;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make this Second Supplemental Indenture valid and binding have been complied with or have been done or performed; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Second Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the New Additional Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES. Pursuant to this Second Supplemental Indenture, the New Additional Notes are hereby designated as “Additional 2022 Second Lien Notes” under the Indenture, and are being originally issued by the Issuer on the date hereof in an aggregate principal amount of $350,000,000, which shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Initial 2022 Second Lien Notes. The New Additional Notes issued hereunder shall be treated as a single class with the Initial 2022 Second Lien Notes for all purposes under the Indenture, including, without limitation, for purposes of waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “2022 Second Lien Notes” or “Notes” for all purposes under the Indenture, as supplemented by this Second Supplemental Indenture, shall include the New Additional Notes. The New Additional Notes shall be issued in global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in substantially the form of Exhibit A hereto. The terms and provisions of the New Additional Notes set forth in Exhibit A hereto shall constitute and are expressly made a part of this Second Supplemental Indenture.

3. NO EXCHANGE OF EXISTING NOTES REQUIRED. The execution of this Second Supplemental Indenture shall not require the exchange of or modification to the certificates representing Notes existing prior to the date hereof.

4. GOVERNING LAW. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

5. RATIFICATION, CONFIRMATION AND PRESERVATION OF INDENTURE. Except as expressly supplemented hereby, the Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to the New Additional Notes and this Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by the Issuer and the Trustee, this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and the Issuer, the Trustee and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this Second Supplemental Indenture (whether or not made), unless the context shall otherwise require.

6. INDENTURE AND SECOND SUPPLEMENTAL INDENTURE CONSTRUED TOGETHER. This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together for all purposes.

7. BENEFITS OF SECOND SUPPLEMENTAL INDENTURE. Nothing in this Second Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Notes.

8. SUCCESSORS. All agreements of the Issuer in this Second Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

9. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

10. COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

11. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

[Signature Page to Second Supplement Indenture]

EXHIBIT A

[Face of 2022 Second Lien Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Tax Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [            ] 1

ISIN: [            ]

[RULE 144A] [REGULATION S] GLOBAL NOTE

11.750% Senior Secured Second Lien Notes due 2022

No.[R-[ ][S-[ ]]	[$ ]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

promise to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of [            ] United States Dollars ($[            ])] on March 1, 2022.

Interest Payment Dates: March 1 and September 1, commencing September 1, 2012

Record Dates: February 15 and August 15

[SIGNATURE PAGE FOLLOWS]

[1]	Rule 144A Note CUSIP:	29269Q AD9
	Rule 144A Note ISIN:	US29269QAD97
	Regulation S Note CUSIP:	U29197 AB3
	Regulation S Note ISIN:	USU29197AB36

A-1

IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.

Dated:             , 20

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:
Name:
Title:

EFIH FINANCE INC.

By:
Name:
Title:

This is one of the 2022 Second Lien Notes referred to in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

Dated:             , 20

SIGNATURE PAGE TO GLOBAL [144A] [REGULATION S] 2022 SECOND LIEN NOTE

[Back of 2022 Second Lien Note]

This 2022 Second Lien Note is one of a duly authorized series of notes of the Issuer designated as the “11.750% Senior Secured Second Lien Notes due 2022” (the “2022 Second Lien Notes”), originally issued in an aggregate principal amount of $800,000,000 on February 6, 2012, and, as a result of a further issuance of $350,000,000 aggregate principal amount of 2022 Second Lien Notes on February 28, 2012, now issued in an aggregate principal amount of $1,150,000,000, under the Indenture referred to below.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) INTEREST. Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (collectively, the “Issuer”), promise to pay interest on the principal amount of this 2022 Second Lien Note at 11.750% per annum from February 6, 2012 until maturity and shall pay Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest (including Additional Interest, if any) semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2012, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”) without interest accruing on the amount then so payable from such day that is not a Business Day until such Business Day. Interest on the 2022 Second Lien Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including February 6, 2012. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the 2022 Second Lien Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (including Additional Interest, if any) (without regard to any applicable grace periods) from time to time on demand at the interest rate on the 2022 Second Lien Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2) METHOD OF PAYMENT. The Issuer will pay interest on the 2022 Second Lien Notes (including Additional Interest, if any) to the Persons who are registered Holders of 2022 Second Lien Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such 2022 Second Lien Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest (including Additional Interest, if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest (including Additional Interest, if any) on, all Global Notes and all other 2022 Second Lien Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.

A-3

(4) INDENTURE. The Issuer issued the 2022 Second Lien Notes under an Indenture, dated as of April 25, 2011 (the “Existing Indenture”), between the Issuer and the Trustee, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuer and the Trustee, and the Second Supplemental Indenture, dated as of February 28, 2012 (the Existing Indenture as so supplemented, the “Indenture”), between the Issuer and the Trustee. This 2022 Second Lien Note is one of a duly authorized issue of notes of the Issuer designated as its 11.750% Senior Secured Second Lien Notes due 2022. The Issuer shall be entitled to issue Additional 2022 Second Lien Notes pursuant to Sections 2.01, 4.09 and 4.12 of the Indenture. The 2021 Second Lien Notes (including any Exchange Notes issued in exchange therefor) and the 2022 Second Lien Notes (including any Exchange Notes issued in exchange therefor) (collectively referred to herein as the “Notes”) are separate series of Notes, but shall be treated as a single class of securities under the Indenture, unless otherwise specified in the Indenture. In addition, the Notes will be treated along with certain other securities designated as Junior Lien Debt of the Issuer as a single class for amendments and waivers and for taking certain other actions. The terms of the 2022 Second Lien Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The 2022 Second Lien Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this 2022 Second Lien Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(5) OPTIONAL REDEMPTION.

(a) Except as set forth below, the Issuer will not be entitled to redeem 2022 Second Lien Notes at its option prior to March 1, 2017.

(b) At any time prior to March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Secured Lien Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the 2022 Second Lien Notes redeemed, plus the Applicable Premium, plus accrued and unpaid interest (including Additional Interest, if any) to, the applicable date of redemption (the “Redemption Date”), subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date.

(c) From and after March 1, 2017, the Issuer may redeem the 2022 Second Lien Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each Holder of 2022 Second Lien Notes or otherwise delivered in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of the principal amount of the 2022 Second Lien Notes to be redeemed) set forth below, plus accrued and unpaid interest (including Additional Interest, if any) to the applicable Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, if redeemed during the twelve-month period beginning on March 1 of each of the years indicated below:

A-4

Year	Percentage
2017	105.875%
2018	103.917%
2019	101.958%
2020 and thereafter	100.000%

(d) Prior to March 1, 2015, the Issuer may, at its option, on one or more occasions, redeem up to 35% of the aggregate principal amount of all 2022 Second Lien Notes at a redemption price equal to 111.750% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the Redemption Date, subject to the right of Holders of 2022 Second Lien Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Initial 2022 Second Lien Notes and any Additional 2022 Second Lien Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering. Notice of any redemption upon any Equity Offerings may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

(e) If the Issuer redeems less than all of the outstanding 2022 Second Lien Notes, the Trustee shall select the 2022 Second Lien Notes to be redeemed in the manner described under Section 3.02 of the Indenture.

(f) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

(6) MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the 2022 Second Lien Notes.

(7) NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed or delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 12 of the Indenture) to each Holder whose 2022 Second Lien Notes are to be redeemed at its registered address or otherwise delivered in accordance with the procedures of DTC. 2022 Second Lien Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the 2022 Second Lien Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on 2022 Second Lien Notes or portions thereof called for redemption.

A-5

(8) OFFERS TO REPURCHASE.

(a) If a Change of Control occurs, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date of purchase (the “Change of Control Payment”), subject to the right of Holders of Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. The Change of Control Offer shall be made in accordance with Section 4.14 of the Indenture.

(b) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets), within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, EFIH shall make an offer to all Holders of the Notes, and if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, EFIH may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or such Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness shall be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered.

(c) EFIH may, at its option, make an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale (other than an Asset Sale of Collateral or other Oncor-related Assets); provided that such Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.

(d) If EFIH or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral or other Oncor-related Assets, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, EFIH and/or any of its Restricted Subsidiaries shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any other Secured Lien Debt, to the holders of such other Secured Lien Debt (and if required or permitted by the terms of any Indebtedness of EFH Corp. that is guaranteed by EFIH and constitutes Secured Lien Debt, EFH Corp. may make an offer to all holders of such Indebtedness) (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of such Secured Lien Debt that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof,

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plus accrued and unpaid interest (including Additional Interest, if any) to the date fixed for the closing of such offer, in accordance with the terms and procedures set forth in the Indenture and the other applicable Secured Debt Documents; provided that in any such Collateral Asset Sale Offer, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased; provided that in the event EFIH or such Restricted Subsidiary cannot make an offer to the holders of Senior Lien Debt and holders of Junior Lien Debt at the same time, EFIH or such Restricted Subsidiary may make a Collateral Asset Sale Offer to the holders of Senior Lien Debt first and make a Collateral Asset Sale Offer to the holders of Junior Lien Debt thereafter with any Collateral Excess Proceeds not used to purchase Senior Lien Debt as soon as practicable upon consummation of the Collateral Asset Sale Offer for the Senior Lien Debt. To the extent that the aggregate amount of Notes and such Secured Lien Debt tendered pursuant to a Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt as provided for in the immediately preceding sentence, is less than the Collateral Excess Proceeds, EFIH and/or any of its Restricted Subsidiaries may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes and other Secured Lien Debt surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, all Senior Lien Debt properly tendered will be purchased before any Junior Lien Debt is purchased and thereafter the Notes and any other Junior Lien Debt will be purchased on a pro rata basis based upon the accreted value or principal amount of the Notes or such other Junior Lien Debt tendered.

(e) The Issuer (and, if applicable, EFH Corp.) may, at its option, make a Collateral Asset Sale Offer using proceeds from any Asset Sale of Collateral or any other Oncor-related Assets at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer shall be in an aggregate amount of not less than $25.0 million. Upon consummation of such Collateral Asset Sale Offer, or sequential Collateral Asset Sale Offers to holders of Senior Lien Debt and Junior Lien Debt, any Net Proceeds not required to be used to purchase Secured Lien Debt shall not be deemed Collateral Excess Proceeds and the Issuer and EFIH’s Restricted Subsidiaries may use any remaining Net Proceeds for general corporate purposes, subject to the other covenants contained in the Indenture.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The 2022 Second Lien Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of 2022 Second Lien Notes may be registered and 2022 Second Lien Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any 2022 Second Lien Notes or portion of 2022 Second Lien Notes selected for redemption, except for the unredeemed portion of any 2022 Second Lien Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any 2022 Second Lien Notes for a period of 15 days before a selection of 2022 Second Lien Notes to be redeemed.

(10) PERSONS DEEMED OWNERS. The registered Holder of a 2022 Second Lien Note may be treated as its owner for all purposes.

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(11) AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

(12) DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Required Holders of at least 30% in aggregate principal amount of the then outstanding Required Debt may declare the principal of and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on all the then outstanding Notes of the affected series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all principal of, and premium, if any, interest (including Additional Interest, if any) and any other monetary obligations on, all the then outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, or interest (including Additional Interest, if any)) if it determines that withholding notice is in their interest. The Required Holders of a majority in aggregate principal amount of the then outstanding Required Debt by notice to the Trustee may on behalf of the Required Holders of all of the Required Debt waive any existing Default or and its consequences under the Indenture except a continuing Default in the payment of the principal of, or premium, if any, or interest (including Additional Interest, if any) on, any of the Notes held by a non-consenting Holder. EFIH is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and EFIH is required within five Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action EFIH proposes to take with respect thereto.

(13) AUTHENTICATION. This 2022 Second Lien Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

(14) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of 2022 Second Lien Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of February 6, 2012, and the Registration Rights Agreement, dated as of February 28, 2012, each among the Issuer and the other parties named on the signature pages thereof (together, the “Registration Rights Agreement”), relating to such 2022 Second Lien Notes, including the right to receive Additional Interest, if any (as defined in the Registration Rights Agreement).

(15) GOVERNING LAW. THE INDENTURE, THE 2022 SECOND LIEN NOTES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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(16) CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the 2022 Second Lien Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the 2022 Second Lien Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the Registration Rights Agreement relating to the 2022 Second Lien Notes and/or the Security Documents. Requests may be made to the Issuer at the following address:

Energy Future Intermediate Holding Company LLC

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

And

EFIH Finance Inc.

Energy Plaza

1601 Bryan Street

Dallas, Texas 75201-3411

Facsimile No.: (214) 812-6032

Attention: General Counsel

And

Facsimile No.: (214) 812-4097

Attention: Treasurer

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ASSIGNMENT FORM

To assign this 2022 Second Lien Note, fill in the form below:

(I) or (we) assign and transfer this 2022 Second Lien Note to:

(Insert assignee’s legal name)
(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this 2022 Second Lien Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10(d)	☐ Section 4.10(g)	☐ Section 4.14

If you want to elect to have only part of this 2022 Second Lien Note purchased by the Issuer pursuant to Section 4.10(d), 4.10(g) or 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this 2022 Second Lien Note)

Tax Identification No.:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE2

The initial outstanding principal amount of this Global Note is $            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following each decrease or increase	Signature of authorized officer of Trustee or Custodian

[2]	This schedule should be included only if the 2022 Second Lien Note is issued in global form.

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Exhibit 4.2

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

$350,000,000 11.750% Senior Secured Second Lien Notes due 2022

Registration Rights Agreement

February 28, 2012

Goldman, Sachs & Co.

200 West Street

New York, New York, 10282

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As representatives of the several Initial Purchasers

named in Schedule I to the Purchase Agreement

Ladies and Gentlemen:

Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”), propose to issue and sell to the Initial Purchasers (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) $350,000,000 in aggregate principal amount of their 11.750% Senior Secured Second Lien Notes due 2022 (the “Notes”). The Notes will be issued as “Additional Notes” pursuant to the Indenture (as defined herein) and shall form the same series under the Indenture and be treated as a single class for all purposes with the $800,000,000 aggregate principal amount of 11.750% Senior Secured Second Lien Notes due 2022 issued by the Issuers on February 6, 2012 (the “Existing Notes”). In order to induce the Initial Purchasers (including the Market Makers) to enter into the Purchase Agreement, the Issuers have agreed to provide the registration rights set forth in this Agreement for the benefit of the Initial Purchasers and any subsequent holder or holders of the Registrable Securities (as defined herein). The execution and delivery of this Agreement is a condition to the Initial Purchasers’ obligations under the Purchase Agreement.

1. Certain Definitions. For purposes of this Registration Rights Agreement (this “Agreement”), the following terms shall have the following respective meanings:

“Additional Interest” shall have the meaning assigned thereto in Section 2(d).

“Affiliate Investor” means any of the several Investors (as defined in the Indenture) that owns any Securities or Exchange Securities to the extent that such person is included in a Market Making Shelf Registration in accordance with Section 2(c) hereof.

“Base Interest” shall mean the interest that would otherwise accrue on the Securities under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

“broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Business Day” shall have the meaning set forth in Rule 13e-4(a)(3) promulgated by the Commission under the Exchange Act, as the same may be amended or succeeded from time to time.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“EDGAR System” means the EDGAR filing system of the Commission and the rules and regulations pertaining thereto promulgated by the Commission in Regulation S-T under the Securities Act and the Exchange Act, in each case as the same may be amended or succeeded from time to time (and without regard to format).

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Registration Statement effective or as of which the Exchange Registration Statement otherwise becomes effective pursuant to the Securities Act, (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective pursuant to the Securities Act and (iii) a Market Making Shelf Registration, shall mean the time and date as of which the Commission declares the Market Making Shelf Registration Statement effective or as of which the Market Making Shelf Registration Statement otherwise becomes effective pursuant to the Securities Act.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuers in accordance with Section 3(d)(ii) or Section 3(d)(iii) and the instructions set forth in the Notice and Questionnaire.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a).

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c).

“Exchange Registration Statement” shall have the meaning assigned thereto in Section 2(a).

“Exchange Securities” shall have the meaning assigned thereto in Section 2(a).

“Existing Notes Issue Date” shall mean February 6, 2012, the date of original issuance of the Existing Notes.

“holder” shall mean each of the Initial Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Securities.

“Indenture” shall mean the Indenture, dated as of April 25, 2011, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes, as supplemented by the First Supplemental Indenture, dated as of February 6, 2012, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of the date hereof, between the Issuers and The Bank of New York Mellon Trust Company, N.A., as Trustee, as may be amended from time to time.

“Initial Purchasers” shall mean the Initial Purchasers named in Schedule I to the Purchase Agreement.

“Market Maker” shall mean any of Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, KKR Capital Markets LLC and The Williams Capital Group, L.P. (collectively, the “Market Makers”) or their respective affiliates.

“Market-Making Conditions” shall have the meaning assigned thereto in Section 2(c).

“Market Making Shelf Registration” shall have the meaning assigned thereto in Section 2(c).

“Market Making Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(c).

“Material Adverse Effect” shall have the meaning set forth in Section 5(c).

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

“person” shall mean a corporation, limited liability company, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchase Agreement” shall mean the Purchase Agreement, dated February 23, 2012 among the Issuers, Energy Future Holdings Corp. and Goldman, Sachs & Co., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the initial purchasers named in Schedule I thereto, relating to the Securities.

“Registrable Securities” shall mean the Securities; provided, however, that a Security shall cease to be a Registrable Security upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Security has been exchanged for an Exchange Security in an Exchange Offer as contemplated in Section 2(a) (provided, that any Exchange Security that, pursuant to the last two sentences of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 5, 6 and 9 until resale of such Registrable Security has been effected within the 90-day period referred to in Section 2(a)); (ii) in the circumstances contemplated by Section 2(b), a Shelf Registration Statement registering such Security under the Securities Act has been declared or becomes effective and such Security has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; or (iii) such Security shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(d).

“Registration Default Period” shall have the meaning assigned thereto in Section 2(d).

“Registration Expenses” shall have the meaning assigned thereto in Section 4.

“Resale Period” shall have the meaning assigned thereto in Section 2(a).

“Restricted Holder” shall mean (i) a holder that is an affiliate of either Issuer within the meaning of Rule 405, (ii) a holder who acquires Exchange Securities outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Securities and (iv) a holder that is a broker-dealer, but only with respect to Exchange Securities received by such broker-dealer pursuant to an Exchange Offer in exchange for Registrable Securities acquired by the broker-dealer directly from the Issuers.

“Rule 144,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B” and “Rule 433” shall mean, in each case, such rule promulgated by the Commission under the Securities Act (or any successor provision), as the same may be amended or succeeded from time to time.

“Secondary Offer Registration Statement” shall mean (i) the Shelf Registration Statement required to be filed by the Issuers pursuant to Section 2(b), and/or (ii) the Market Making Shelf Registration Statement required to be filed by the Issuers pursuant to Section 2(c), in each case, as applicable; provided, however, that references in this Agreement to a Secondary Offer Registration Statement shall not be deemed to include a Market Making Shelf Registration Statement at any time during which the Market-Making Conditions are not applicable. As used herein, references to a Secondary Offer Registration Statement in the singular shall, if applicable, be deemed to be in the plural.

“Secondary Offer Shelf Registration” shall mean the filing of a Secondary Offer Registration Statement.

“Securities” shall mean, collectively, the Notes to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b).

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b).

“Suspension Period” shall have the meaning assigned thereto in Section 2(b).

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture, together with any successors thereto in such capacity.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Issuers agree to file under the Securities Act, one or more registration statements relating to an offer to exchange (such registration statements, together, the “Exchange Registration Statement,” and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Issuers, which debt securities are substantially identical to the Securities (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Additional Interest contemplated in Section 2(d) below (such new debt securities hereinafter called “Exchange Securities”). The Issuers agree to use all commercially reasonable efforts to complete the Exchange Offer no later than 365 days after the Existing Notes Issue Date. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act. Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Issuers further agree to use all commercially reasonable efforts to (i) commence the Exchange Offer promptly following the Effective Time of such Exchange Registration Statement, (ii) hold the Exchange Offer open for at least 20 Business Days in accordance with Regulation 14E promulgated by the Commission under the Exchange Act, or longer, if required by the federal securities laws and (iii) exchange Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn promptly following the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been “completed” only: (i) if the Exchange Securities received by holders, other than Restricted Holders, in the Exchange Offer for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act and the Exchange Act and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America and (ii) upon the Issuers having exchanged, pursuant to the Exchange Offer, Exchange Securities for all Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 20 Business Days following the commencement of the Exchange Offer. The Issuers agree (x) to include in the Exchange Registration Statement a prospectus for use in any resales by any holder of Exchange Securities that is a broker-dealer and (y) to keep such Exchange Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Securities are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Subsections 6(a), (e), (f) and (g).

(b) If (i) on or prior to the time the Exchange Offer is completed, existing law or Commission interpretations are changed such that the Issuers are not permitted to effect the Exchange Offer, (ii) the Exchange Offer has not been completed within 365 days following the Existing Notes Issue Date (provided, that the Issuers’ failure to complete the Exchange Offer by the deadline set forth in this Section 2(b)(ii) shall be considered a Registration Default for which Additional Interest shall be payable pursuant to Section 2(d) hereof until such time as a Shelf Registration Statement covering resales of the Registrable Securities has become or is declared effective) or (iii) any holder of Registrable Securities notifies the Issuers prior to the 20th Business Day following the completion of the Exchange Offer that: (A) it is prohibited by law or Commission policy from participating in the Exchange Offer, (B) it may not resell the Exchange Securities to the public without delivering a prospectus and the prospectus supplement contained in the Exchange Registration Statement is not appropriate or available for such resales or (C) it is a broker-dealer and owns Securities acquired directly from the Issuers or an affiliate of the Issuers, then the Issuers shall promptly deliver to the holders through the Trustee written notice thereof, and in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act no later than 30 days after the time such obligation to file arises (but no earlier than 365 days after the Existing Notes Issue Date) one or more “shelf” registration statements providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar Rule that may be adopted by the Commission (such filing, the “Shelf Registration,” and such registration statements, the “Shelf Registration Statement”). The Issuers agree to use all commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective no later than 90 days after such Shelf Registration Statement filing obligation arises (but no earlier than 365 days after the Existing Notes Issue Date); provided that if at any time the Issuers are or become “well-known seasoned issuers” (as defined in Rule 405) and are eligible to file an “automatic shelf registration statement” (as defined in Rule 405), then the Issuers shall file the Shelf Registration Statement in the form of an automatic shelf registration statement as provided in Rule 405. The Issuers agree to use all commercially reasonable efforts to keep such Shelf Registration Statement continuously effective until the earlier of (x) the second anniversary of the Effective Time, (y) such time as all of the Registrable Securities have been sold thereunder and (z) the date upon which all Registrable Securities covered by the Shelf Registration Statement (1) are freely transferable without restriction by persons that are not affiliates of the Issuers pursuant to Rule 144 under the Securities Act or any successor provision thereto or otherwise where no conditions of Rule 144 are then applicable (other than the holding period requirement in Rule 144(d)(1)(ii) so long as such holding preiod requirement is satisfied), (2) do not bear any restrictive legends and (3) do not bear a restrictive CUSIP number ( the “Shelf Registration Period”). No holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder. The Issuers agree, after the Effective Time of the Shelf Registration Statement and promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to use all commercially reasonable efforts to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement (whether by post-effective amendment thereto or by filing a prospectus pursuant to Rules 430B and 424(b) under the Securities Act identifying such holder); provided, however, that nothing in this sentence shall (A) relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Issuers in accordance with Section 3(d)(iii) or (B)

require the Issuers to file more than one post-effective amendment to the Shelf Registration Statement in any 45-day period. Notwithstanding anything to the contrary in this Section 2(b), upon notice to the Electing Holders, the Issuers may suspend the use or the effectiveness of such Shelf Registration Statement, or extend the time period in which it is required to file the Shelf Registration Statement for one or more periods up to 90 days in the aggregate in any 12-month period (each, a “Suspension Period”) if the Issuers deliver a written certificate to the Electing Holders signed by either the Chief Executive Officer of each of the Issuers or the Chief Financial Officer of each of the Issuers, certifying that the Board of Directors or the Board of Managers, as applicable, of each Issuer has determined that there is a valid business purpose for suspension of the Shelf Registration Statement; provided, that the Issuers shall promptly notify the Electing Holders when the Shelf Registration Statement may once again be used or is effective.

(c) For the sole benefit of each Market Maker or any of their affiliates (as defined under the rules and regulations of the Commission), so long as (x) any of the Registrable Securities are outstanding and (y) it would be necessary under applicable laws, rules and regulations, in the reasonable opinion of any Market Maker, for such Market Maker or any of its affiliates to deliver a prospectus in connection with market-making activities with respect to the Registrable Securities or Exchange Securities and such Market Maker or such affiliate proposes to make a market in the Registrable Securities or Exchange Securities as part of its business in the ordinary course (the “Market-Making Conditions”), the following provisions of this Section 2(c) shall apply for the sole benefit of each Market Maker and its affiliates (it being understood that only a person for whom the Market-Making Conditions apply at the applicable time shall be entitled to the use of a Market Making Shelf Registration Statement and related provisions of this Agreement). The Issuers shall use all commercially reasonable efforts to file under the Securities Act a “shelf” registration statement (which may be the Exchange Registration Statement or the Shelf Registration Statement if permitted by the rules and regulations of the Commission) pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission providing for the registration of, and the sale on a continuous or delayed basis in secondary transactions by each Market Maker of, Securities (in the event of a Shelf Registration) or Exchange Securities (in the event of an Exchange Offer) (such filing, the “Market Making Shelf Registration,” and such registration statement, the “Market Making Shelf Registration Statement”). The Issuers agree to use all commercially reasonable efforts to cause the Market Making Shelf Registration Statement to become or be declared effective on or prior to (i) the date the Exchange Offer is completed pursuant to Section 2(a) above or (ii) the date the Shelf Registration becomes or is declared effective pursuant to Section 2(b) above, and to keep such Market Making Shelf Registration Statement continuously effective for so long as any Market Maker may be required to deliver a prospectus in connection with transactions in the Securities or the Exchange Securities, as the case may be. In the event that a Market Maker holds Securities at the time an Exchange Offer is to be conducted under Section 2(a) above, the Issuers agree that the Market Making Shelf Registration shall provide for the resale by such Market Maker of such Securities and shall use their commercially reasonable efforts to keep the Market Making Shelf Registration Statement continuously effective until such time as such Market Maker determines in its reasonable judgment that it is no longer required to deliver a prospectus in connection with the sale of such Securities.

Notwithstanding anything to the contrary in this Section 2(c), upon at least 10 Business Days prior written notice to each Market Maker, the Issuers may elect to cause the Market Making Registration Statement to provide for the registration of, and the sale on a continuous or delayed basis in secondary transactions by any Affiliate Investor of Securities (in the event of a Shelf Registration) or Exchange Securities (in the event of an Exchange Offer) regardless of whether such Affiliate Investor otherwise would qualify as an Electing Holder eligible to participate in a Shelf Registration Statement in accordance with Section 2(b) hereof; provided, however, if any Market Maker requests in writing at any time that the Issuers exclude any or all Affiliate Investors from the Market Making Registration Statement, then the Issuers shall either omit such Affiliate Investors from inclusion in the Market Making Registration Statement or promptly amend the Market Making Registration Statement to exclude them from the Market Making Registration Statement. The inclusion of any Affiliate Investor in the Market Making Registration Statement shall not affect the rights of any Market Maker to make any determinations otherwise provided exclusively to each Market Maker in this Agreement.

Notwithstanding the foregoing, the Issuers may suspend the offering and sale under the Market Making Shelf Registration Statement for one or more Suspension Periods if the Issuers deliver a written certificate to the Market Makers signed by either the Chief Executive Officer of each of the Issuers or the Chief Financial Officer of each of the Issuers, certifying that each Issuer has determined that (i) such registration would require (A) disclosure of an event at such time as could reasonably be expected to have a material adverse effect on the business operations or prospects of the Issuers or (B) disclosure of material information relating to a corporate development or (ii) such Market-Making Registration Statement or amendment or supplement thereto contains an untrue statement of material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Issuers shall promptly notify each Market Maker when the Market Making Shelf Registration Statement may once again be used.

(d) In the event that (i) the Issuers have not filed the Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(b) or (ii) such Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(b) or (iii) the Exchange Offer has not been completed by the earlier of the 60th Business Day after the Effective Time of the Exchange Registration Statement relating to the Exchange Offer or the 365th day following the Existing Notes Issue Date (if the Exchange Offer is then required to be made) or (iv) any Exchange Registration Statement or Shelf Registration Statement required by Section 2(a) or Section 2(b) is filed and declared effective but shall thereafter cease to be effective at any time during the Resale Period or Shelf Registration Period, as applicable, (except as specifically permitted herein, including with respect to any Shelf Registration Statement, during any applicable Suspension Period in accordance with the last sentence of Section 2(b)) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), additional interest (“Additional Interest”), in addition to the Base Interest, shall accrue on the outstanding principal amount of the Registrable Securities at a per annum rate of 0.25% for the first 90 days of the Registration Default Period and at a per annum rate of 0.50% thereafter for the remaining portion of the Registration Default Period. Additional Interest shall accrue and be payable only with respect to a single Registration Default at any given time, notwithstanding the fact that multiple Registration Defaults may exist at such time. The accrual of Additional Interest shall be the exclusive monetary remedy available to the holders of Registrable Securities for any Registration Default.

(e) The Issuers shall take all actions necessary or advisable to be taken by them to ensure that the transactions contemplated herein are effected as so contemplated in Section 2(a), Section 2(b) or Section 2(c), as applicable.

(f) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

(g) Notwithstanding anything to the contrary in this Agreement, the obligations of the Issuers under this Section 2 shall terminate with respect to any Security that ceases to be a Registrable Security in accordance with the definition of “Registrable Securities.”

3. Registration Procedures.

If the Issuers file a registration statement pursuant to Section 2(a), Section 2(b) or Section 2(c) the following provisions shall apply:

(a) At or before the Effective Time of the Exchange Registration, the Shelf Registration or the Market Making Registration, whichever may be first, the Issuers shall qualify the Indenture under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuers shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Issuers’ obligations with respect to the registration of Exchange Securities as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Issuers shall:

(i) prepare and file with the Commission an Exchange Registration Statement on any form which may be utilized by the Issuers and which shall permit the Exchange Offer and resales of Exchange Securities by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a);

(ii) promptly prepare and file with the Commission such amendments and supplements to such Exchange Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Registration Statement for the periods and purposes contemplated in Section 2(a) and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Registration Statement, and promptly provide each broker-dealer holding Exchange Securities with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Securities;

(iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in such Exchange Registration Statement, and confirm such advice in writing, (A) when such Exchange Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto or any request by the Commission for amendments or supplements to such Exchange Registration Statement or prospectus or for additional information relating to such Exchange Registration Statement or prospectus, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuers contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Exchange Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) the occurrence of any event that causes either Issuer to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(iv) in the event that the Issuers would be required, pursuant to Section 3(c)(iii)(G), to notify any broker-dealers holding Exchange Securities (except as otherwise permitted during any Suspension Period), promptly prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of such Exchange Securities during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(v) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(vi) use all commercially reasonable efforts to (A) register or qualify the Exchange Securities under the securities laws or blue sky laws of such jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, to the extent required by such laws, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period, (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Securities to consummate the disposition thereof in such jurisdictions and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Securities by broker-dealers during the Resale Period; provided, however, that neither Issuer shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(vii) provide a CUSIP number for all Exchange Securities, not later than the applicable Effective Time; and

(viii) comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Exchange Registration Statement, an earnings statement of the Issuers and their subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuers, Rule 158 thereunder); provided, however, that this requirement shall be deemed satisfied by the Issuers’ compliance with Section 4.03 of the Indenture.

(d) In connection with the Issuers’ obligations with respect to any Secondary Offer Shelf Registration, if applicable, the Issuers shall use all commercially reasonable efforts to cause the applicable Secondary Offer Registration Statement to permit the disposition of Registrable Securities by the holders thereof, in the case of the Shelf Registration, and of Securities or Exchange Securities by any Market Maker and any

Affiliate Investor, in the case of a Market Making Shelf Registration (in each case, subject to any applicable Suspension Period), in accordance with the intended method or methods of disposition thereof provided for in the applicable Secondary Offer Registration Statement. In connection therewith, the Issuers shall:

(i) (A) prepare and file with the Commission, within the time periods specified in Section 2(b) and Section 2(c) hereof, as applicable, a Secondary Offer Registration Statement on any form which may be utilized by the Issuers, which shall (x) register all of the Registrable Securities, in the case of a Shelf Registration, and the Securities and Exchange Securities, in the case of a Market Making Shelf Registration, for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by the holders of the Registrable Securities as, from time to time, may be Electing Holders, in the case of a Shelf Registration, or any Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration, and (y) be, in the case of a Market Making Shelf Registration, in the form approved by each Market Maker, and (B) use all commercially reasonable efforts to cause each such Secondary Offer Registration Statement to become effective within the time periods specified in Section 2(b) and Section 2(c) hereof, as applicable;

(ii) mail the Notice and Questionnaire to the holders of Registrable Securities (A) not less than 30 days prior to the anticipated Effective Time of the Shelf Registration Statement or (B) in the case of an “automatic shelf registration statement” (as defined in Rule 405), mail the Notice and Questionnaire to the holders of Registrable Securities not later than the Effective Time of such Shelf Registration Statement, and in any such case no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless and until such holder has returned a completed and signed Notice and Questionnaire to the Issuers; in the case of any Affiliate Investor that desires to participate in any Market Making Shelf Registration, such Affiliate Investor shall have returned a completed and signed Notice and Questionnaire to the Issuers prior to the time that the Issuers notify each Market Maker of their intention to include such Affiliate Investor in the Market Making Shelf Registration, and the responses by the Affiliate Investor in such Notice and Questionnaire shall be reasonably satisfactory to each of the Issuers and each Market Maker; provided, however, that holders of Registrable Securities (in the case of a Shelf Registration Statement) or any Affiliate Investor (in the case of a Market Making Shelf Registration) shall have at least 28 calendar days from the date on which the Notice and Questionnaire is first mailed to such holder or provided to such Affiliate Investor to return a completed and signed Notice and Questionnaire to the Issuers;

(iii) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Issuers shall not be required to (A) take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities until such holder has returned a completed and signed Notice and Questionnaire to the Issuers and

(B) nothing in this clause (iii) shall require the Issuers to file a post-effective amendment to the Shelf Registration Statement more than once in any 45-day period; provided, however, that this clause (B) shall not be applicable for the last 60 days that the Shelf Registration Statement is effective;

(iv) as soon as practicable (A) prepare and file with the Commission such amendments and supplements to the Secondary Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Secondary Offer Registration Statement for the period specified in Section 2(b) and Section 2(c) hereof, as applicable, and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Secondary Offer Registration Statement and, in the case of an amendment to or supplement of the Market Making Shelf Registration Statement, each in a form approved by each Market Maker, and (B) furnish to the Electing Holders, in the case of a Shelf Registration, and each Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration, copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission to the extent such documents are not publicly available on the Commission’s EDGAR System;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities, Securities or Exchange Securities, as applicable, covered by such Secondary Offer Registration Statement in accordance with the intended methods of disposition provided for therein by the Electing Holders, in the case of a Shelf Registration, or any Market Maker and any Affiliate Investor, in the case of a Market Making Shelf Registration;

(vi) provide (A) with respect to a Shelf Registration, a representative of the Electing Holders and not more than one counsel for all the Electing Holders in each case designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders (which counsel shall be reasonably satisfactory to the Issuers), and (B) with respect to a Market Making Shelf Registration, each Market Maker and one counsel for all Market Makers and any Affiliate Investor, the opportunity to participate in the preparation of such Secondary Offer Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) for a reasonable period prior to the filing of such Secondary Offer Registration Statement, and throughout the periods specified in Section 2(b) or Section 2(c) hereof, as applicable, make available at reasonable times at the Issuers’ principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Issuers that they have a current intention to sell the Registrable Securities pursuant to the Shelf Registration, or the Securities or Exchange Securities pursuant to the Market Making Shelf Registration, as applicable, such financial and other information and books and records of the Issuers, and cause the officers, employees, counsel and independent certified public accountants of the Issuers to respond to such inquiries, as shall be reasonably necessary (and in the case of counsel, not violate an attorney-client privilege, in such counsel’s reasonable belief), in the judgment of the respective counsel referred to in Section 3(d)(vi), to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering on behalf of the Electing Holders shall be conducted by one counsel designated by the holders of at least a majority in aggregate principal amount of the Registrable Securities held by the Electing Holders at the time outstanding and any managing underwriter participating in the distribution of the Registrable Securities being sold; and provided further that each such party shall be required to maintain in confidence and not to disclose to any other person any information or records reasonably designated by the Issuers as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Secondary Offer Registration Statement or otherwise), or (B) such person shall be required to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Issuers prompt prior written notice of such requirement), or (C) such information is required to be set forth in such Secondary Offer Registration Statement or the prospectus included therein or in an amendment to such Secondary Offer Registration Statement or an amendment or supplement to such prospectus in order that such Secondary Offer Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(viii) promptly notify each of the Electing Holders, any managing underwriter, each Market Maker or each of the Affiliate Investors, as applicable, and confirm such advice in writing, (A) when such Secondary Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Secondary Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) of any comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto which are relevant to the Electing Holders, any managing underwriter, any Market Maker or an Affiliate Investor, as applicable, or any request by the Commission for amendments or supplements to such Secondary Offer Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Secondary Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuers set forth in Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Registrable Securities or the Securities or Exchange Securities, as applicable, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (F) the occurrence of any event that causes either Issuer to become an “ineligible issuer” as defined in Rule 405, or (G) if at any time when a prospectus is required to be delivered under the Securities Act, that such Secondary Offer Registration Statement, prospectus, prospectus amendment or supplement or post-effective amendment does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix) use all commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Secondary Offer Registration Statement or any post-effective amendment thereto at the earliest practicable date;

(x) if requested by any managing underwriter, Electing Holder, any Market Maker or any Affiliate Investor, promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter, Electing Holder, such Market Maker or such Affiliate Investor specifies should be included therein relating to the terms of the sale of such Registrable Securities or such Securities or Exchange Securities, as applicable, including information with respect to the principal amount of Registrable Securities or Securities or Exchange Securities, as applicable, being sold by such Electing Holder, managing underwriter, such Market Maker or any Affiliate Investor, the name and description of such managing underwriter, Electing Holder, such Market Maker or any Affiliate Investor, the offering price of such Registrable Securities or such Securities or Exchange Securities, as applicable, and any discount, commission or other compensation payable in respect thereof and with respect to any other terms of the offering of the Registrable Securities or the Securities or Exchange Securities, as applicable, to be sold by such Electing Holder, managing underwriter, such Market Maker or any Affiliate Investor; and make all required filings of such prospectus supplement or post-effective amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment;

(xi) furnish upon request to each managing underwriter, each Market Maker and each Electing Holder and the respective counsel referred to in Section 3(d)(vi) an executed copy (or, in the case of an Electing Holder or Affiliate Investor, a conformed copy) of such Secondary Offer Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto (in the case of an Electing Holder of Registrable Securities, upon request) and documents incorporated by reference therein) and such number of copies of such Secondary Offer Registration Statement (excluding exhibits thereto and documents incorporated by reference therein unless specifically so requested by such Market Maker, managing underwriter, Electing Holder or Affiliate Investor) and of the prospectus included in such Secondary Offer Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act to the extent such documents are not available through the Commission’s EDGAR System, and such other documents, as such Market Maker, such managing underwriter or Electing Holder or Affiliate Investor may reasonably request in order to facilitate the offering and disposition of the Registrable Securities owned by such Electing Holder or underwritten by such managing underwriter, the Securities or Exchange Securities owned by such Market Maker or such Affiliate Investor, as applicable, and to permit such Electing Holder and managing underwriter, if any, and

Affiliate Investor to satisfy the prospectus delivery requirements of the Securities Act; and subject to Section 3(e), the Issuers hereby consent to the use of such prospectus (including such preliminary and summary prospectus) and any amendment or supplement thereto by each such Market Maker, Electing Holder, managing underwriter, and Affiliate Investor (in each case subject to any applicable Suspension Period), in each case in the form most recently provided to such person by the Issuers, in connection with the offering and sale of the Registrable Securities, Securities or Exchange Securities covered by the prospectus (including such preliminary and summary prospectus) or any supplement or amendment thereto;

(xii) use all commercially reasonable efforts to (A) register or qualify the Registrable Securities to be included in such Secondary Offer Registration Statement under such securities laws or blue sky laws of such jurisdictions as any Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) or the period the Market Making Shelf Registration is required to remain effective under Section 2(c), as applicable, and for so long as may be necessary to enable any such Market Maker, Electing Holder, underwriter or Affiliate Investor to complete its distribution of Registrable Securities pursuant to such Secondary Offer Registration Statement, (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, Affiliate Investor and Market Maker, as applicable, to consummate the disposition in such jurisdictions of such Registrable Securities, and (D) obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect such Secondary Offer Registration Statement or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities; provided, however, that neither Issuer shall be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or become subject to taxation in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws or other governing documents or any agreement between it and its stockholders;

(xiii) unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders, managing underwriters and each Market Maker to facilitate the timely preparation and delivery of certificates representing Registrable Securities, to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be printed, penned, lithographed, engraved or otherwise produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

(xiv) provide a CUSIP number for all Registrable Securities, Securities or Exchange Securities, as applicable, not later than the applicable Effective Time;

(xv) notify in writing each holder of Registrable Securities and each Market Maker of any proposal by the Issuers to amend or waive any provision of this Agreement pursuant to Section 9(h) and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xvi) comply with all applicable rules and regulations of the Commission, and make generally available to their securityholders no later than eighteen months after the Effective Time of such Secondary Offer Registration Statement an earnings statement of the Issuers and their subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuers, Rule 158 thereunder); provided, however, that this requirement shall be deemed satisfied by the Issuers’ compliance with Section 4.03 of the Indenture; and

(xvii) for so long as any Market Maker may be required to deliver a prospectus in connection with the offer and sale of Securities or Exchange Securities in secondary transactions, to furnish to each Market Maker copies of all reports or other communications (financial or other) furnished to stockholders of the Issuers, and deliver to each Market Maker (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or interdealer automated quotation system on which the Securities or Exchange Securities or any other securities of the Issuers are listed or quoted and (ii) such additional information concerning the business and financial condition of the Issuers and their subsidiaries as any Market Maker may from time to time reasonably request.

(e) In the event that the Issuers would be required, pursuant to Section 3(d)(viii)(G), to notify the Electing Holders, managing underwriters, the Market Makers or Affiliate Investors, the Issuers shall promptly prepare and furnish to each Electing Holder, managing underwriter, Market Maker and Affiliate Investor a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, Securities or Exchange Securities, as applicable, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder, managing underwriter, Market Maker and Affiliate Investor agrees that upon receipt of any notice from the Issuers pursuant to Section 3(d)(viii)(G), such Electing Holder, managing underwriter, Market Maker and Affiliate Investor shall forthwith discontinue the disposition of Registrable Securities, Securities or Exchange Securities, as applicable, pursuant to the Secondary Offer Registration Statement applicable to such Registrable Securities, Securities or Exchange Securities until such Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall have received copies of such amended or supplemented prospectus, and if so directed by the Issuers, such Electing Holder, managing underwriter, Market Maker or Affiliate Investor shall deliver to the Issuers (at the Issuers’ expense) all copies, other than permanent file copies, then in such Electing Holder’s, managing underwriter’s, Market Maker’s or Affiliate Investor’s possession of the prospectus covering such Registrable Securities, Securities or Exchange Securities, as applicable, at the time of receipt of such notice.

(f) In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire as to which any Shelf Registration pursuant to Section 2(b) is being effected or to be provided by each Market Maker and each Affiliate Investor in connection with the Market Making Shelf Registration pursuant to Section 2(c), the Issuers may require such Electing Holder, Market Maker or an Affiliate Investor, as applicable, to furnish to the Issuers such additional information regarding such Electing Holder, Market Maker or Affiliate Investor, and such Electing Holder’s, Market Maker’s or Affiliate Investor’s, intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder, Market Maker and Affiliate Investor agrees to notify the Issuers as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder, Market Maker or Affiliate Investor, to the Issuers or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration or Market Making Shelf Registration, as applicable, contains or would contain an untrue statement of a material fact regarding such Electing Holder, Market Maker or Affiliate Investor, or such Electing Holder’s, Market Maker’s or Affiliate Investor’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder, Market Maker or an Affiliate Investor, or such Electing Holder’s intended method of disposition of such Registrable Securities, Securities or Exchange Securities, as applicable, required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Issuers any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder, Market Maker or Affiliate Investor, or the disposition of such Registrable Securities, Securities, or Exchange Securities, as applicable, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Until the issuance of the Exchange Securities or the effectiveness of the Shelf Registration Statement, the Issuers will not, and will not permit any of their affiliates (as defined in Rule 144) controlled by the Issuers to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(h) As a condition to its participation in the Exchange Offer, each holder of Registrable Securities shall furnish, upon the request of the Issuers, a written representation to the Issuers (which may be contained in the letter of transmittal or “agent’s message” transmitted via The Depository Trust Company’s Automated Tender Offer Procedures, in either case contemplated by the Exchange Registration Statement) to the effect that (A) it is not an “affiliate” of either Issuer, as defined in Rule 405 of the Securities Act, or if it is such an “affiliate,” it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (B) if it is not a broker-dealer, it is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer, (C) it is acquiring the Exchange Securities in its ordinary course of business, (D) if it is a broker-dealer that holds Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Securities acquired directly from the Issuers or any of their affiliates), it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by it in the Exchange Offer, (E) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (F) it is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (A) through (E).

(i) Notwithstanding anything to the contrary contained herein, the Issuers may for valid business reasons, including without limitation, a potential acquisition, divestiture of assets or other material corporate transaction, issue a notice that a Market Making Registration Statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Securities or Exchange Securities, as applicable, and may issue any notice suspending use of such Market-Making Registration Statement required under applicable securities laws to be issued for so long as valid business reasons exist and the Issuers shall not be obligated to amend or supplement such Market-Making Registration Statement or the prospectus included therein until they reasonably deem appropriate. Each Market Maker agrees that upon receipt of any notice from the Issuers pursuant to this Section 3(i), it will discontinue use of each Market Making Registration Statement until receipt of copies of the supplemented or amended prospectus relating thereto until advised in writing by the Issuers that the use of a Market-Making Registration Statement may be resumed.

4. Registration Expenses.

The Issuers, jointly and severally, agree to bear and to pay or cause to be paid promptly all expenses incident to the Issuers’ performance of or compliance with this Agreement, including (a) all Commission and any Financial Industry Regulatory Authority registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the Electing Holders, Market Makers, underwriters and Affiliate Investors in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Registrable Securities, Securities or Exchange Securities, as applicable, for offering and sale under the state securities and blue sky laws referred to in Section 3(d)(xii) and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders, any underwriters, Market Makers or Affiliate Investors may designate, including any reasonable fees and disbursements of counsel for the Electing Holders, any underwriters, Market Makers or Affiliate Investors in connection with such qualification and determination, (c) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Registrable Securities or Exchange

Securities, as applicable, for delivery and the expenses of printing or producing any selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Registrable Securities, Securities or Exchange Securities, as applicable, to be disposed of (including certificates representing the Registrable Securities or Exchange Securities, as applicable), (d) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Registrable Securities or Exchange Securities, as applicable, and the preparation of documents referred in clause (c) above, (e) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any custodian, (f) the Issuers’ internal expenses (including all salaries and expenses of the Issuers’ officers and employees performing legal or accounting duties), (g) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Issuers, (h) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Issuers), one counsel for the Market Makers retained in connection with a Market Making Shelf Registration, as selected by the Market Makers, and one counsel for the Affiliate Investors retained in connection with a Market Making Shelf Registration, as selected by the Affiliate Investors of at least a majority in aggregate principal amount of the Registrable Securities held by such Affiliate Investors, (i) any fees charged by securities rating services for rating the Registrable Securities or Exchange Securities, as applicable, and (j) fees, expenses and disbursements of any other persons, including special experts, retained by the Issuers in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, any Market Maker or Affiliate Investor, the Issuers shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered, or any Market Maker or any Affiliate Investor, as applicable, shall pay all placement or agency fees and commissions and underwriting discounts and commissions, if any, and transfer taxes, if any, attributable to the sale of such Registrable Securities or Exchange Securities, as applicable, and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Representations and Warranties.

The Issuers, jointly and severally, represent and warrant to, and agree with, each Market Maker that:

(a) Each registration statement covering Registrable Securities, Securities or Exchange Securities, as applicable, and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, will conform in all material respects to the requirements of the

Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than (A) from (i) such time as a notice has been given to holders of Registrable Securities or Market Makers or Affiliate Investors, as applicable, pursuant to Section 3(c)(iii)(G) or Section 3(d)(viii)(G) until (ii) such time as the Issuers furnish an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) or (B) during any applicable Suspension Period, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d), as then amended or supplemented, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a holder of Registrable Securities, any Market Maker or an Affiliate Investor, as applicable, expressly for use therein, which information, with respect to information provided by any Market Maker for inclusion in the prospectus forming a part of the Market Making Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

(b) Any documents incorporated by reference in any prospectus referred to in Section 5(a), when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuers by a holder of Registrable Securities, any Market Maker or an Affiliate Investor, as applicable, expressly for use therein, which information, with respect to information provided by the Market Maker for inclusion in the prospectus forming a part of the Market Making Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

(c) The compliance by the Issuers with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuers or any of their subsidiaries is a party or by which the Issuers or any of their subsidiaries is bound or to which any of the property or assets of the Issuers or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, as amended, or the by-laws or other governing documents, as applicable, of the Issuers or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers or any of their subsidiaries or any of their respective properties, except in the case of (i) and (iii) above, for such conflicts, breaches or defaults as would not reasonably be expected to result in a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of the Issuers and their subsidiaries, taken as a whole (a “Material Adverse Effect”); and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Issuers of the transactions contemplated by this Agreement, except (w) the registration under the Securities Act of the Registrable Securities, Securities or Exchange Securities, as applicable, and qualification of the Indenture under the Trust Indenture Act, (x) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Registrable Securities, Securities or Exchange Securities, as applicable, (y) such consents, approvals, authorizations, registrations or qualifications that have been obtained and are in full force and effect as of the date hereof and (z) such consents, approvals, authorizations, registrations or qualifications that the failure to have would not reasonably be expected to have a Material Adverse Effect.

This Agreement has been duly authorized, executed and delivered by the Issuers.

6. Indemnification and Contribution.

(a) Indemnification by the Issuers. The Issuers, jointly and severally, will indemnify and hold harmless each of the holders of Registrable Securities included in an Exchange Registration Statement, each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement, each of the Market Makers as holders of Registrable Securities or Exchange Securities included in a Market Making Shelf Registration Statement and each of the Affiliate Investors as holders of Registrable Securities or Exchange Securities included in a Market Making Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which such holder, such Market Maker, such Electing Holder or Affiliate Investor may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Registration Statement or Secondary Offer Registration Statement, as the case may be, under which such series of Registrable Securities or Exchange Securities, as applicable, were registered under the Securities Act, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuers to any such holder, such Market

Maker, such Electing Holder or Affiliate Investor or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse any such holder, such Market Maker, such Electing Holder and such Affiliate Investor for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Issuers shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433), or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuers by such person expressly for use therein, which information, with respect to information provided by any Market Makers for inclusion in the prospectus forming a part of the Market Making Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus.

(b) Indemnification by the Holders. Each holder of Registrable Securities, severally and not jointly, will (i) indemnify and hold harmless the Issuers and all other holders of Registrable Securities, against any losses, claims, damages or liabilities to which the Issuers or such other holders of Registrable Securities may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any preliminary, final or summary prospectus (including, without limitation, any “issuer free writing prospectus” as defined in Rule 433) contained therein or furnished by the Issuers to any such Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Electing Holder expressly for use therein, and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Securities pursuant to such registration.

(c) Indemnification by the Market Makers. The Issuers may require, as a condition to including any Securities or Exchange Securities in the Market Making Shelf Registration Statement filed pursuant to Section 2(c) hereof and to entering into any underwriting agreement with respect thereto, that the Issuers shall have received an undertaking reasonably satisfactory to them from each underwriter named in any such underwriting agreement, severally and not jointly, to, and each Market Maker shall, and hereby agrees to, (i) indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Market Making Shelf Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Issuers to the Market Makers or to any such underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Market Maker or such underwriter expressly for use therein, which information, with respect to information provided by any Market Maker for inclusion in the prospectus forming a part of the Market Making Registration Statement the parties hereto agree will be limited to the statements concerning the market-making activities of the Market Makers to be set forth on the cover page and in the “Plan of Distribution” section of the prospectus forming a part of the Market Making Shelf Registration Statement and in the analogous section of the Canadian wrapper, if any, of such prospectus and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, in the case of Securities held by any Market Maker at the time of the Exchange Offer, no Market Maker shall be required to undertake liability to any person under this Section 6(c) for any amounts in excess of the dollar amount of the proceeds to be received by such Market Maker from the sale of such Securities by such Market Maker pursuant to the Market Making Shelf Registration.

(d) Indemnification by Affiliate Investors in Connection with the Market Making Shelf Registration. The Issuers may require, as a condition to including any Securities or Exchange Securities in the Market Making Shelf Registration Statement filed pursuant to Section 2(d) hereof and to entering into any underwriting agreement with respect thereto, that the Issuers shall have received an undertaking reasonably satisfactory to them from each underwriter named in any such underwriting agreement, severally and not jointly, to, and each Affiliate Investor shall, and hereby agrees to, (i) indemnify and hold harmless the Issuers against any losses, claims, damages or liabilities to which the Issuers may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Market Making Shelf Registration Statement, or any preliminary, final or summary prospectus contained therein or furnished by the Issuers to such Affiliate Investor or to any such underwriter, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuers by such Affiliate Investor or such underwriter expressly for use therein, and (ii) reimburse the Issuers for any legal or other expenses reasonably incurred by the Issuers in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that, in the case of Securities held by any Market Maker at the time of the Exchange Offer, no Market Maker shall be required to undertake liability to any person under this Section 6(d) for any amounts in excess of the dollar amount of the proceeds to be received by such Market Maker from the sale of such Securities by such Market Maker pursuant to the Market Making Shelf Registration.

(e) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by Section 6(a), 6(b), 6(c) or 6(d) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (with respect to which the indemnified parties (i) are actual parties, or (ii) would reasonably be expected to become parties, to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or failure to act, by or on behalf of any indemnified party.

(f) Contribution. If for any reason the indemnification provisions contemplated by Section 6(a), 6(b), 6(c) or 6(d) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(f) were determined by pro rata allocation (even if the holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(f), none of any holder, Affiliate Investor or, in the case of a Market Making Shelf Registration relating to the sale by any Market Maker of Securities held by it at the time of the Exchange Offer, such Market Maker, shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities or such Market Maker or any Affiliate Investor from the sale of any such Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder or such Market Maker or such Affiliate Investor, as applicable, have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’, Market Maker’s and any Affiliate Investor’s obligations in this Section 6(f) to contribute shall be several in proportion to the principal amount of Registrable Securities registered by them and not joint.

(g) The obligations of the Issuers under this Section 6 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each Market Maker, each holder, Electing Holder, Affiliate Investor, and each person, if any, who controls any Market Maker, any holder, Electing Holder or Affiliate Investor within the meaning of the Securities Act; and the obligations of the Market Makers, the holders, the Electing Holders, the Affiliate Investors contemplated by this Section 6 shall be in addition to any liability which the Market Makers, the respective holder or Affiliate Investor may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Issuers (including any person who, with his consent, is named in any registration statement as about to become a director of the Issuers) and to each person, if any, who controls the Issuers within the meaning of the Securities Act.

7. Underwritten Offerings.

Each holder of Registrable Securities hereby agrees with the Issuers and each other such holder that no holder of Registrable Securities may participate in any underwritten offering hereunder unless (a) the Issuers give their prior written consent to such underwritten offering, (b) the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Securities to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Issuers, (c) each holder of Registrable Securities participating in such underwritten offering agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (d) each holder of Registrable Securities participating in such underwritten offering completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Rule 144.

The Issuers covenant to the holders of Registrable Securities, the Market Makers or any Affiliate Investor that to the extent they shall be required to do so under the Exchange Act, the Issuers shall timely file the reports required to be filed by them under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and shall take such further action as any holder of Registrable Securities, any Market Maker or any Affiliate Investor may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities or any Market Maker or any Affiliate Investor to sell Securities or Exchange Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144. Upon the request of any holder of Registrable Securities, any Market Maker or any Affiliate Investor in connection with that holder’s, that Market Maker’s or that Affiliate Investor’s sale pursuant to Rule 144, the Issuers shall deliver to such holder, such Market Maker or such Affiliate Investor a written statement as to whether they have complied with such requirements.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Issuers represent, warrant, covenant and agree that they have not granted, and shall not grant, registration rights with respect to Registrable Securities, Securities or Exchange Securities, as applicable, or any other securities which would be inconsistent with the terms contained in this Agreement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Issuers fail to perform any of their respective obligations hereunder and that the Initial Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuers under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction. Time shall be of the essence in this Agreement.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, if delivered personally, by facsimile or by courier, or three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Issuers, to them at Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, Attention: General Counsel and if to a holder, to the address of such holder set forth in the security register or other records of the Issuers, or to such other address as the Issuers or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions of this Agreement. If the Issuers shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf any Market Maker, any Affiliate Investor or any holder of Registrable Securities, any director, officer or partner of such Market Maker, such Affiliate Investor or such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable Securities by such holder or of Securities or Exchange Securities by any Market Maker or any Affiliate Investor and the consummation of an Exchange Offer.

(f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

(g) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(h) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuers, the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding, and each of the Market Makers; provided, however, that any such amendment or waiver affecting solely provisions of this Agreement relating to the Market Making Registration may be effected by a written instrument duly executed solely by the Issuers and each of the Market Makers. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(h), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

(i) Inspection. For so long as this Agreement shall be in effect, this Agreement and a complete list of the names and addresses of all the holders of Registrable Securities and the address of each Market Maker and each Affiliate Investor shall be made available for inspection and copying on any Business Day by any Market Maker, any Affiliate Investor or any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Securities, the Indenture and this Agreement) at the offices of the Issuers at the address thereof set forth in Section 9(c) and at the office of the Trustee under the Indenture.

(j) Counterparts. This Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

(k) Severability. If any provision of this Agreement, or the application thereof in any circumstance, is held to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of such provision in every other respect and of the remaining provisions contained in this Agreement shall not be affected or impaired thereby.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Initial Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Initial Purchasers and the Issuers.

[SIGNATURE PAGE FOLLOWS]

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

EFIH FINANCE INC.

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Senior Vice President and Treasurer

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

Accepted as of the date hereof:

Goldman, Sachs & Co.

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

For themselves and as

Representatives of the

Several Initial Purchasers

Named in Schedule I to the Purchase

Agreement

By: Goldman, Sachs & Co.

By:	/s/ Michael Hickey
(Goldman, Sachs & Co.)

By: Citigroup Global Markets Inc.

By:	/s/ Kirkwood Roland

Name: Kirkwood Roland

Title: Director

By: Credit Suisse Securities (USA) LLC

By:	/s/ Gavin Wolfe

Name: Gavin Wolfe

Title: Managing Director

By: J.P. Morgan Securities LLC

By:	/s/ J.W. Price

Name: J.W. Price

Title: Executive Director

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

By: Morgan Stanley & Co. LLC

By:	/s/ Michael Mouk

Name: Michael Mouk

Title: Authorized Signatory

[Signature Page – EFIH/EFIH Finance Registration Rights Agreement]

Exhibit A

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT—IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]*

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”) 11.750% Senior Secured Second Lien Notes due 2022 (the “Securities”) are held.

The Issuers are in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof. In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact the Issuers, Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411, (214) 812-4600.

*Not	less than 28 calendar days from date of mailing.

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC

EFIH FINANCE INC.

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Registration Rights Agreement (the “Registration Rights Agreement”) among Energy Future Intermediate Holding Company LLC, a Delaware limited liability company (“EFIH”), and EFIH Finance Inc., a Delaware corporation (“EFIH Finance” and, together with EFIH, the “Issuers”) named therein and the Initial Purchasers named therein. Pursuant to the Registration Rights Agreement, the Issuers have filed or will file with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [        ] (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuers’ 11.750% Senior Secured Second Lien Notes due 2022 (the “Securities”). A copy of the Registration Rights Agreement has been filed as an exhibit to the Shelf Registration Statement and can be obtained from the Commission’s website at www.sec.gov. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Issuers’ counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not properly complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

The term “Registrable Securities” is defined in the Registration Rights Agreement.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto. In addition, the undersigned, by signing and returning this Notice and Questionnaire, represents and warrants that the representation set forth in Section 3(h) of the Registration Rights Agreement is true and correct as of the date hereof.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Issuers, their officers who sign any Shelf Registration Statement, and each person, if any, who controls the Issuers within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act of 1934, as amended (the “Exchange Act”), against certain losses arising out of an untrue statement, or the alleged untrue statement, of a material fact in the Shelf Registration Statement or the related prospectus or the omission, or alleged omission, to state a material fact required to be stated in such Shelf Registration Statement or the related prospectus, but only to the extent such untrue statement or omission, or alleged untrue statement or omission, was made in reliance on and in conformity with the information provided in this Notice and Questionnaire.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Issuers and Trustee the Notice of Transfer set forth in Appendix A to the Prospectus and as Exhibit B to the Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Issuers and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)(a) Full legal name of Selling Securityholder:

(b) Full	legal name of registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (3) below:

(c) Full	legal name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (3) below are held:

(2) Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

E-mail for Contact Person:

(3) Beneficial Ownership of Securities:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

(a) Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:

(b) Principal amount of Securities other than Registrable Securities beneficially owned:

CUSIP No(s). of such other Securities:

(c)  Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:

CUSIP No(s). of such Registrable Securities to be included in the Shelf  Registration Statement:

(4) Beneficial Ownership of Other Securities of the Issuers:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Issuers, other than the Securities listed above in Item (3).

State any exceptions here:

(5) Individuals who exercise dispositive powers with respect to the Securities:

If the Selling Securityholder is not an entity that is required to file reports with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (a “Reporting Company”), then the Selling Securityholder must disclose the name of the natural person(s) who exercise sole or shared dispositive powers with respect to the Securities. Selling Securityholders should disclose the beneficial holders, not nominee holders or other such others of record. In addition, the Commission has provided guidance that Rule 13d-3 of the Securities Exchange Act of 1934 should be used by analogy when determining the person or persons sharing voting and/or dispositive powers with respect to the Securities.

(a)	Is the holder a Reporting Company?

Yes                                  No

If “No”, please answer Item (5)(b).

(b)	List below the individual or individuals who exercise dispositive powers with respect to the Securities:

Please note that the names of the persons listed in (b) above will be included in the Shelf Registration Statement and related Prospectus.

(6) Relationships with the Issuers:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuers (or its predecessors or affiliates) during the past three years.

State any exceptions here:

(7) Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

State any exceptions here:

Note: In no event may such method(s) of distribution take the form of an underwritten offering of Registrable Securities without the prior written agreement of the Issuers.

(8) Broker-Dealers:

The Commission requires that all Selling Securityholders that are registered broker-dealers or affiliates of registered broker-dealers be so identified in the Shelf Registration Statement. In addition, the Commission requires that all Selling Securityholders that are registered broker-dealers be named as underwriters in the Shelf Registration Statement and related Prospectus, even if they did not receive the Registrable Securities as compensation for underwriting activities.

(a)	State whether the undersigned Selling Securityholder is a registered broker-dealer:

Yes                                  No

(b)	If the answer to (a) is “Yes”, you must answer (i) and (ii) below, and (iii) below if applicable. Your answers to (i) and (ii) below, and (iii) below if applicable, will be included in the Shelf Registration Statement and related Prospectus.

(i)	Were the Securities acquired as compensation for underwriting activities?

Yes                                  No

If you answered “Yes”, please provide a brief description of the transaction(s) in which the Securities were acquired as compensation:

(ii)	Were the Securities acquired for investment purposes?

Yes                                  No

(iii)	If you answered “No” to both (i) and (ii), please explain the Selling Securityholder’s reason for acquiring the Securities:

(c)	State whether the undersigned Selling Securityholder is an affiliate of a registered broker-dealer and, if so, list the name(s) of the broker-dealer affiliate(s):

Yes                                  No

(d)	If you answered “Yes” to question (c) above:

(i)	Did the undersigned Selling Securityholder purchase Registrable Securities in the ordinary course of business?

Yes                                  No

If the answer is “No” to question (d)(i), provide a brief explanation of the circumstances in which the Selling Securityholder acquired the Registrable Securities:

(ii)	At the time of the purchase of the Registrable Securities, did the undersigned Selling Securityholder have any agreements, understandings or arrangements, directly or indirectly, with any person to dispose of or distribute the Registrable Securities?

Yes                                  No

If the answer is “Yes” to question (d)(ii), provide a brief explanation of such agreements, understandings or arrangements:

If the answer is “No” to Item (8)(d)(i) or “Yes” to Item (8)(d)(ii), you will be named as an underwriter in the Shelf Registration Statement and the related Prospectus.

(9) Hedging and short sales:

(a)	State whether the undersigned Selling Securityholder has or will enter into “hedging transactions” with respect to the Registrable Securities:

Yes                                                                   No

If “Yes”, provide below a complete description of the hedging transactions into which the undersigned Selling Securityholder has entered or will enter and the purpose of such hedging transactions, including the extent to which such hedging transactions remain in place:

(b)	Set forth below is Interpretation A.65 of the Commission’s July 1997 Manual of Publicly Available Interpretations regarding short selling:

“An issuer filed a Form S-3 registration statement for a secondary offering of common stock which is not yet effective. One of the selling shareholders wanted to do a short sale of common stock “against the box” and cover the short sale with registered shares after the effective date. The issuer was advised that the short sale could not be made before the registration statement becomes effective, because the shares underlying the short sale are deemed to be sold at the time such sale is made. There would, therefore, be a violation of Section 5 if the shares were effectively sold prior to the effective date.”

By returning this Notice and Questionnaire, the undersigned Selling Securityholder will be deemed to be aware of the foregoing interpretation.

*   *   *   *   *

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, particularly Regulation M (or any successor rule or regulation).

The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless the Issuers and certain other persons as set forth in the Registration Rights Agreement.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Issuers, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Issuers in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Issuers of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect and to provide such additional information that the Issuers may reasonably request regarding such Selling Securityholder and the intended method of distribution of Registrable Securities in order to comply with the Securities Act. Except as otherwise provided in the Registration Rights Agreement, all notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i) To the Issuers:
Energy Future Intermediate Holding Company LLC EFIH Finance Inc. Energy Plaza 1601 Bryan Street Dallas, Texas 75201-3411 Attention: General Counsel
(ii) With a copy to:
Gibson, Dunn & Crutcher LLP 2100 McKinney Avenue Dallas, Texas 75201 Attention: Robert B. Little, Esq.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Issuers’ counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Issuers and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Notice and Questionnaire shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:

Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE ISSUERS’ COUNSEL AT:

Gibson, Dunn & Crutcher LLP

2100 McKinney Avenue

Dallas, Texas 75201

Attention: Robert B. Little, Esq.

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York

Energy Future Intermediate Holding Company LLC

EFIH Finance Inc.

c/o The Bank of New York Mellon Trust Company, N.A.

Corporate Trust Division

101 Barclay Street

Floor 8W

New York, NY 10286

Attention: Trust Officer

Re:	Energy Future Intermediate Holding Company LLC and EFIH Finance Inc. (the “Issuers”)
11.750%	Senior Secured Second Lien Notes due 2022

Dear Sirs:

Please be advised that            has transferred $             aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [            ] (File No. 333-            ) filed by the Issuers.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the Prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such Prospectus opposite such owner’s name.

Dated:

Very truly yours,
(Name)

By:
(Authorized Signature)

B-1